SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: November 19, 2004

INTERSTATE GENERAL COMPANY, L.P.
(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation)	1-9393 (Commission File Number)	52-1488756 (I.R.S. Employer Identification No.)

105 West Washington Street - Suite 4

P.O. Box 1280

Middleburg, VA 20118
(Address of principal executive offices)(Zip Code)

(540) 687-3177

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 9 -	Financial Statements and Exhibits

On November 19, 2004, Interstate General Company, LP (the "Company") (IGC) (AMEX; PCX) issued a press release announcing its financial results for the third quarter ended September 30, 2004. A copy of this press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and incorporated herein by reference.

The information included in this Current Report, including the information included in Exhibit 99.1 attached hereto, is intended to be furnished pursuant to "Item 12, Disclosure of Results of Operations and Financial Condition" and not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or incorporated by reference in any filing under the Securities Act of 1933, as amended ("Securities Act") or the Exchange Act, or otherwise subject to the liabilities of that Section or Sections 11 and 12(a) (2) of the Securities Act.

Item 9.01	Financial Statements and Exhibits.

(c) Exhibits.
99	Press release of the registrant, dated November 19, 2004

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

(Registrant)

Dated: November 19, 2004	By: /s/ James J. Wilson
James J. Wilson, Chairman and Chief Executive Officer

Dated: November 19, 2004	By: /s/ Mark Augenblick
Mark Augenblick, President and Chief Operating Officer

Dated: November 19, 2004	By: /s/ Sheri Raleigh
Sheri Raleigh, Assistant Vice President and Controller

Exhibit 99

IGC REPORTS RESULTS FOR THE QUARTER ENDED SEPTEMBER 30, 2004

FOR IMMEDIATE RELEASE November 19, 2004	CONTACT Mark Augenblick (540) 687-3177

Middleburg, VA - Interstate General Company L.P. ("IGC") (AMEX: IGC; PCX) today reported a net loss for the three months ended September 30, 2004 of $824,000 or $.38 per Unit, compared to a net loss of $696,000 or $.33 per Unit, for the same period in 2003. For the nine months (year-to-date), the Company had a net loss of $1,504,000 or $.71 per Unit, compared to a net loss of $1,860,000 or $.88 per Unit, for the same period in 2003.

Real Estate

For the three months ended September 30, 2004, land sales revenue was $487,000 compared to no sales revenue for the same period in 2003. The increase reflects the transfer of a three-acre parcel at Towne Center South to the remediation contractor in lieu of cash. The land had a cost basis of approximately $337,000.

For the nine months ended September 30, 2004, the Company's land sales revenue increased approximately 33% to $3,523,000 compared to $2,652,000 for the same period during 2003. The 2004 revenues reflect a sale to Washington Homes at the Brandywine, Maryland project, and two sales at the Towne Center South project in St. Charles, Maryland.

The sale at the Brandywine project was for 133 semi-developed, platted, townhome lots. The sale produced gross revenue of approximately $2.5 million with a gross profit margin of approximately 19%. At Towne Center South, the company sold both a one and three-acre parcel for combined revenue of approximately $1 million. The parcels had a combined cost basis of approximately $506,000 when sold.

The 2003 period reflects sale of 12 single-family lots for $600,000 and sale of 114 semi-developed townhome lots for $2,052,000. The 2003 sales produced a combined gross margin of 15%. The proceeds were used to curtail development financing on the project.

The Company is in discussions with potential purchasers for various parcels in Towne Center South.

Waste-Recycling Projects The Company is focusing its solid waste development efforts on the Puerto Rico project.

In Puerto Rico, CWT is in late stage discussions with the electric utility on the "avoided cost" for electricity it will pay for the Company's proposed Caguas project.

In the United States Virgin Islands, CWT filed suit for damages against the electric utility in Federal District Court alleging breach of contract and other claims. The litigation is in the motions stage.

Financial Position

During the quarter ended September 30, 2004, the Company refinanced debt of approximately $7,415,000, on its Towne Center South property and other parcels in St. Charles, Maryland. This refinancing allowed the Company to repay its loan that was in default and reduce its monthly cash requirement for debt service payments.

Subsequent to the end of the quarter, the Company collected approximately $2.7 million in loans it had made to the Brandywine Partnership, as part of the refinancing effort that was completed on the Brandywine property in Prince George's County, Maryland. In addition, the Company reduced the debt due its General Partner, Interstate Business Corporation ("IBC") by $1.2 million, eliminated debt of approximately $7 million due to the previous lender, and reduced some past due accounts payable.

For the nine-month period ending September 30, 2004, the Company's wetland remediation expenses were approximately $639,000 more than the same period in 2003. The increase reflects the amounts the Company paid or accrued for the wetland remediation obligations and requirements under of the Consent Decree. These expenses represent approximately 24% of the total expenses incurred year to date (exclusive of land sales costs).

The Company realized an expense reduction during the nine-month period ending September 30, 2004 of approximately 73% in its waste project marketing efforts compared to the same period in 2003. The decrease is a reflection of the Company's decision not to expend material funds in pursuit of new waste projects until contracts have been signed on one or more pending projects.

Estimated operating expenses for the remaining three months of 2004 will be approximately $750,000 (inclusive of salary and lease commitments, but excluding remediation, real estate, and waste project development costs). At present, the Company is current in meeting payroll and basic operating expenses. The Company has established reserves for certain key expenses that will occur before year-end. If there are any shortfall's, the Company will look to IBC for advances under the

Working Capital Support Agreement. There is no assurance that IBC will be able to provide sufficient funds.

This news release contains forward-looking information and statements. Investors are cautioned that such statements involve known and unknown results, risks, uncertainties and other factors that may cause actual results, performance or achievements of the Company to be materially different from any future results, whether express or implied, in the forward-looking statement. Forward-looking statements are related to anticipated revenues, expenses, earnings, returns and the growth of the market for our products. Numerous factors could cause results to differ, including but not limited to changes in market demand and acceptance of Company facilities, impact of competitive facilities and pricing, dependence on third party suppliers, changes in government regulations, and the normal cyclical nature of the real estate and development economy. Although the Company believes that our plans, intentions or expectations reflected in such forward-looking statements are reasonable, it can give no assurance that its expectations will be attained. For more information, please refer to the Company's Form 10-QSB on file with the Securities and Exchange Commission.

IGC's Form 10-QSB will be available via the Internet at http://igclp.com shortly after it is filed.

Interstate General Company, L.P.

Financial Highlights (Unaudited)

	For the Three Months Ended		For the Nine Months Ended
	9/30/04	9/30/03	9/30/04	9/30/03

Revenues	$487,000	$12,000	$3,523,000	$2,679,000

Expenses	1,311,000	708,000	5,019,000	4,533,000

Loss before minority interest	(824,000)	(696,000)	(1,496,000)	(1,854,000)

Minority Interest Expense	----	----	(8,000)	(6,000)

Net Loss	(824,000)	(696,000)	(1,504,000)	(1,860,000)

Basic and Fully Diluted Net Loss per Limited Unit	(.38)	(.33)	(.71)	(.88)

Weighted Average Limited Partner Units Outstanding	2,104,000	2,103,000	2,104,000	2,100,000